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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                                  ----------

                                   FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported)  April 17, 1998


                            Great Lakes REIT, Inc.
              (Exact Name of Registrant as Specified in Charter)

           Maryland                    0-28354                 36-3844714
 (State or Other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)              File Number)          Identification No.)


            823 Commerce Drive, Suite 300, Oak Brook, IL 60523
                 (Address of Principal Executive Offices)

                               (630) 368-2900
             (registrant's telephone number, including area code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

Great Lakes REIT, Inc. owns a limited partnership interest and the sole general partnership interest in Great Lakes REIT, L.P. (the "Operating Partnership") totaling more than 99% of the outstanding partnership interests of the Operating Partnership. Great Lakes REIT, Inc., its subsidiaries and the Operating Partnership are referred to herein collectively as the "Company."

ACQUISITIONS

On April 15, 1998, the Company, purchased Milwaukee Center Office Tower located at 111 East Kilbourn Avenue, Milwaukee, Wisconsin. The Milwaukee Center Office Tower is a thirty-two story office building located within Milwaukee Center, a mixed-use development encompassing one square block in the central business district of Milwaukee. The Milwaukee Center Office Tower contains approximately 370,000 rentable square feet, is currently 88% occupied and was purchased for approximately $46.7 million. The building's exterior is a combination of granite, sculptured pre-cast concrete panels and contemporary designed brick with tinted thermopane glass.

TERMS OF PURCHASE

Milwaukee Center Office Tower was purchased from an unaffiliated third party for approximately $46.7 million. Funds for the purchase came from a borrowing under the Company's unsecured line of credit which was established April 6, 1998 and is described in item 5 below.

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ITEM 5. OTHER EVENTS.

On April 6, 1998 the Company executed on behalf of the Operating Partnership, the borrower, an Unsecured Revolving Credit Agreement (the "Credit Agreement") with Bank of America National Trust and Savings Association, as lender and administrative agent, The First National Bank of Chicago, as lender and documentation agent, Dresdner Bank AG, New York and Grand Cayman branches, as lender and co-agent, U.S. Bank National Association, as lender and co-agent, and La Salle National Bank, as lender and co-agent, (collectively the "Lenders") pursuant to which the Lenders agreed to provide the Company a $150,000,000 line of credit subject to compliance by the Company with certain covenants included in the Credit Agreement. The Company also executed a guaranty in connection with the Credit Agreement. The term of the Credit Agreement is three years. Proceeds from the Company's initial borrowing under the Credit Agreement were used to repay the remaining interest and principal due under the Amended and Restated Revolving Credit Agreement among the Company and The First National Bank of Boston, Bank of America Illinois and First Bank Association which Amended and Restated Revolving Credit Agreement expired April 15, 1998.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  EXHIBITS.

The following exhibit is filed herewith:


Exhibit         Description
-------         -------------
 10.1           Unsecured Revolving Credit Agreement
                dated April 6, 1998.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Great Lakes REIT, Inc.
                                     (Registrant)

Date: April 20, 1998                 By: /s/ Richard L. Rasley
                                         ------------------------------
                                         Richard L. Rasley
                                         Secretary, Executive Vice President

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                                 EXHIBIT INDEX


Exhibit             Description
-------             -------------
 10.1               Unsecured Revolving Credit Agreement
                    dated April 6, 1998.
